Coronado Global Resources Inc. Form 10-Q September 30, 2021

1
Exhibit 95.1

Mine Safety Disclosures

Safety is the cornerstone of our Company’s values and is the number one priority for all employees at Coronado Global Resources. Our mining operation at Curragh, located in

Australia,
is subject to regulation by the

Queensland Department of Natural Resources,

Mine and Energy,

or DNRME, under the Coal

Mining Safety and Health Act 1999

(Qld). The operation of
our mines located in

the United States is

subject to regulation

by the Mine Safety

and Health Administration,

or MSHA, under

the Federal Mine Safety

and Health Act of

1977, or the
Mine Act. MSHA inspects

these mines on a

regular basis and

issues various citations and

orders when it believes

a violation has occurred

under the Mine Act.

We present

information
below regarding certain mining safety

and health citations that MSHA

has issued with respect to

our mining operations. In evaluating

this information, consideration should

be given to
factors such as: (i)

the number of

citations and orders

will vary depending on

the size of the

mine; (ii) the number

of citations issued

will vary from inspector

to inspector and mine

to
mine; and (iii) citations and orders

can be contested and appealed

and, in that process, are often

reduced in severity and amount,

and are sometimes dismissed. Since

MSHA is a branch
of the U.S.

Department of Labor,

its jurisdiction only

applies to our

operations in the

United States.

As such, the

mine safety disclosures

included herein do

not contain information
related to our Australian mines.

Under the Dodd

-Frank Act, each

operator

of a coal

or other mine

is required

to include certain

mine safety results

within its periodic

reports filed with

the Securities and

Exchange
Commission, or the

SEC. As required

by the reporting

requirements included

in §1503(a) of

the Dodd-Frank Act

and Item 104

of Regulation S-K

(17 CFR 229.104),

we present the
following items regarding certain mining safety and health

matters, for the quarter ended September 30,

2021, for each of our mine

locations that are covered under the scope of

the Dodd-
Frank Act.

The table that follows

reflects citations and

orders issued to

us by MSHA during

the quarter ended

September 30, 2021.

The table only includes

those mines that

were issued orders or
citations during this period, and commensurate

with SEC regulations, does not reflect

orders or citations issued to independent

contractors working at our mines.

The proposed assessments
for the quarter ended September 30, 2021, were retrieved from the MSHA Data Retrieval System, or MSHA DRS, as of October

4, 2021.

(A) (B) (C) (D) (E) (F) (G)
MSHA Mine
ID No. Mine Name (1)(2)(3)
Section
104
S&S
Citations
Section
104(b)
Orders
Section 104(d)
Citations and
Orders
Section 110(b)(2)
Violations
Section
107(a)
Orders
Total Dollar Value

of
MSHA Assessments
Proposed
($ Thousands)
Total Number of
Mining Related
Fatalities
4404856 Buchanan Mine #1 11 — — — — $15.8 —
4609172 Mountaineer Pocahontas No. 1 Mine — — — — — $0.3 —
4602140 Saunders Prep Plant 2 — — — — — —
4609084 Laurel Fork 1 — — — — — —
4609217 Powellton #1 Mine 5 — — — — $12.6 —
4609319
Lower War

Eagle
13 — — — — $16.3 —
4609563 Eagle No. 1 Mine 16 — — — — $18.7 —
4609514 Muddy Bridge 5 — — — — $6.0 —
4609564 Elklick Surface Mine 0 — — — — $0.1 —
Total:
53 — —
— — $69.8
—

Coronado Global Resources Inc. Form 10-Q September 30, 2021

2
(1)

The definition of “mine”

under Section 3 of the

Mine Act includes the

mine, as well as

other items used in,

or to be used

in, or resulting from,

the work of extracting

coal, such as
land, structures, facilities,

equipment, machines, tools

and coal preparation

facilities. Also, there

are instances where

the mine name

per the MSHA

system differs from

the mine
name utilized by us.
(2)

Idle facilities are not included in the table above unless they received a citation, order or assessment by MSHA during the current quarterly reporting period or are subject to pending legal actions.
(3)

During the quarter ended September 30, 2021, none

of the Company’s mines have received written notice from MSHA of a pattern of violations or the potential

to have such a pattern
of violations of

mandatory health or

safety standards that

are of such

nature as could

have significantly and

substantially contributed to

the cause and

effect of coal

or other mine
health or safety standards under section 104(e) of the Mine Act.
References used in the table above are as follows:
A.

The total number of violations of

mandatory health or safety standards that

could significantly and substantially contribute

to the cause and effect of a coal

or other mine safety
or health hazard under section 104 of the Mine Act (30 U.S.C.

814) for which the operator received a citation from MSHA.
B.

The total number of orders issued under section 104(b)

of the Mine Act (30 U.S.C. 814(b)).
C.

The total number

of citations and

orders for unwarrantable

failure of the mine

operator to comply

with mandatory health or

safety standards under

section 104(d) of the

Mine
Act (30 U.S.C. 814(d)).
D.

The total number of flagrant violations under section 110(b)(2)

of the Mine Act.
E.

The total number of imminent danger orders issued under section 107(a)

of the Mine Act (30 U.S.C. 817(a)).
F.

The total dollar value of proposed assessments from MSHA under the Mine Act (30 U.S.C. 801 et seq.).
G.

The total number of mining-related fatalities.
The table below presents legal actions pending before

the Federal Mine Safety and Health

Review Commission, or FMSHRC, for each of the

Company’s mines as of September 30, 2021,
together with the number of legal actions initiated and the number of legal actions resolved during the quarter ended September 30,

2021.

Legal Actions Pending as of Last Day of Quarter

(September 30, 2021) (1)
MSHA
Mine ID
No. Mine Name
Contests of
Citations
and Orders
(Subpart B)
Contests of
Proposed
Penalties
(Subpart C)
Complaints for
Compensation
(Subpart D)
Complaints of
Discharge,
Discrimination
or Interference
(Subpart E)
Applications of
Temporary Relief
(Subpart F)
Appeals of Judges’
Decisions or
Orders
(Subpart H)
Legal Actions
Initiated
During Quarter
Legal Actions
Resolved
During Quarter
4609563 Eagle No. 1 Mine — 3 — — — — 2 2
4609217 Powellton #1 Mine — 1 — — — — 1 2
4609319
Lower War

Eagle
— 2 — — — — 2 3
4609172 Mountaineer Pocahontas

No. 1 Mine
— 1 — — — — 1 —
4609514 Muddy Bridge — 1 — — — — 1 —
Total:
—
8
— — — —
7 7

Coronado Global Resources Inc. Form 10-Q September 30, 2021

3
(1)

The legal actions pending

shown in the table

above have been categorized

by type of proceeding with

reference to the procedural

rules established by the FMSHRC

under 29 CFR
Part 2700. Reference to the applicable Subparts under this Rule are listed in the columns above.